EXHIBIT 10.1

INVESTMENT MANAGEMENT AGREEMENT

FOR MANAGED FUTURES PREMIER WARRINGTON L.P.

THIS INVESTMENT MANAGEMENT AGREEMENT (this “Agreement”), is dated effective as of the close of business on March 31, 2015, by and among Managed Futures Premier Warrington L.P., a New York limited partnership (the “Partnership”), Warrington GP, LLC, a Delaware limited liability company (the “General Partner”), as the general partner of the Partnership, and Warrington Asset Management LLC, a Delaware limited liability company (the “Trading Advisor”), the trading advisor of the Partnership. Capitalized terms used herein and not otherwise defined herein shall have the defined meanings given to such terms in the Limited Partnership Agreement of the Partnership, as last amended and dated effective as of the close of business on March 31, 2015 (the “Partnership Agreement”), by and among the General Partner, as general partner, and the persons admitted thereto as limited partners.

In consideration of the mutual promises and agreements contained in this Agreement, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. As contemplated by the Partnership Agreement, the General Partner, a registered commodity pool operator, hereby, and in accordance with the terms hereof and of the Partnership Agreement, delegates to the Trading Advisor, a registered commodity trading advisor, responsibility for the management, operation and control of the investment and trading activities of the Partnership, to the fullest extent permitted by law. The Trading Advisor hereby accepts and agrees to perform all of the duties delegated to it under this Agreement.

2. As compensation for its services hereunder, the Trading Advisor shall be paid by the Partnership a monthly advisory fee equal to 1/12 of 2.00% (2% per year) of adjusted month-end net assets of each Class of Units.

3. The Trading Advisor agrees to be bound by all of the terms and provisions of the Partnership Agreement applicable to it, as delegatee of the General Partner, as though expressly made a party thereto, and shall be governed by the same standard of care applicable to the General Partner in connection therewith. Such standard of care will apply to the Trading Advisor’s conduct under this Agreement as well. The General Partner, on behalf of the Partnership, agrees that the Trading Advisor shall be entitled to all of the benefits of the Partnership Agreement applicable to it as a delegatee of the General Partner, including, without limitation, the right to indemnification provided under Paragraph 17 of the Partnership Agreement.

4. This Agreement shall become effective on the date hereof and shall continue in effect until the earlier of the dissolution of the Partnership or termination by any party hereunder upon at least 75 days’ prior written notice.

5. This Agreement, together with the Partnership Agreement, contains the entire agreement between the parties relating to the subject matter hereof. No provision of this Agreement may be amended without the written consent of the Trading Advisor and the Partnership.

6. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, but the rights and obligations hereunder shall not, except as otherwise expressly provided herein, be assignable, transferable or delegable without the written consent of the other parties hereto and any attempted assignment, transfer or delegation thereof without such consent shall be void.

7. The Trading Advisor agrees to notify the General Partner and the Partnership in writing within 30 days after any change in the ownership of the Trading Advisor.

8. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to principles of conflicts of laws.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement by their representatives thereunto duly authorized, as of the day and year first above written.

MANAGED FUTURES PREMIER WARRINGTON L.P.

By:	Warrington GP, LLC, its general partner

By:	/s/ Scott C. Kimple
Name:	Scott C. Kimple
Title:	Sole Manager

WARRINGTON GP, LLC, as the general partner of the Partnership

By:	/s/ Scott C. Kimple
Name:	Scott C. Kimple
Title:	Sole Manager

WARRINGTON ASSET MANAGEMENT LLC

By:	/s/ Scott C. Kimple
Name:	Scott C. Kimple
Title:	Sole Manager

Signature Page to Investment Management Agreement for Managed Futures Premier Warrington L.P.